Exhibit 32.2

CHIRON CORPORATION

SECTION 1350 CERTIFICATION

In connection with the periodic report of CHIRON CORPORATION, a Delaware corporation (the “Company”), on Form 10-Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission (the “Report”), I, DAVID V. SMITH, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)         the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: August 4, 2005	By:	/s/ DAVID V. SMITH
DAVID V. SMITH
Vice President and Chief Financial Officer